Exhibit 99.1

Contact:	Jeffrey B. Murphy, CEO or
Alfred L. LaTendresse, EVP and CFO
RTW, Inc.
(952) 893-0403
RTW, Inc. Receives License for a Second Insurance Subsidiary,
Bloomington Compensation Insurance Company
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     MINNEAPOLIS — September 21, 2005 — RTW, Inc. (Nasdaq: RTWI), a leading provider of products and services to cost-effectively manage insured workers’ compensation programs and self-insured disability and absence programs, today reported that it received its Minnesota insurance license for a second insurance subsidiary, Bloomington Compensation Insurance Company.
     Jeffrey B. Murphy, President and CEO of RTW, said, “I am pleased to announce that on September 8, 2005, the Minnesota Department of Commerce approved our license to operate Bloomington Compensation Insurance Company (BCIC), our second insurance subsidiary. BCIC will complement our existing insurance company, American Compensation Insurance Company (ACIC). We generally underwrite workers’ compensation insurance through ACIC for employers whose loss experience is worse than the industry in which the employer operates. These employers typically have higher claims frequency or higher average claim costs than their competitors. RTW has successfully reduced the insurance cost for these employers using its core competencies, ID15®, the RTW Solution® and proprietary technology solutions and, as a result, these employers become more attractive to other insurance carriers. ACIC is often unable to quote competitively on these “transformed” employers as it is limited under state law in the range of pricing that it can offer based on its filed rates. We believe that through BCIC, we will be able to quote competitively where it makes sense and retain a greater share of those employers that ACIC has spent several years improving. BCIC will begin writing policies on October 1, 2005. Additionally, our independent insurance agents will benefit by having access to an alternative price and service model for their best clients — customers who understand and can execute return-to-work processes within their operation. Although BCIC will commence operations in Minnesota, we anticipate that BCIC will also write insurance in our other geographic markets in the future.”
     RTW, Inc., based in Minneapolis, Minnesota, provides disability management services, primarily directed at workers’ compensation to: (i) employers insured through our wholly-owned insurance subsidiaries, ACIC and BCIC; (ii) self-insured employers on a fee-for-service basis; (iii) state assigned risk plans on a percent of premium basis; (iv) other insurance companies; and (v) agents and employers on a consulting basis, charging hourly fees. The Company has developed two proprietary systems to manage disability: (i) ID15®, designed to quickly identify those injured employees who are likely to become inappropriately dependent on disability system benefits, including workers’ compensation; and (ii) the RTW Solution®, designed to lower employers’ disability costs and improve productivity by returning injured employees to work as soon as safely possible. The Company supports these proprietary management systems with state-of-the-art technology and talented people dedicated to its vision of transforming people from absent or idle to present and productive. ACIC offers workers’ compensation insurance to employers in Minnesota, Colorado and Michigan. BCIC will offer workers’ compensation insurance to selected employers in Minnesota. RTW, together with its AbsentiaSM division, have expanded non-insurance products and service offerings nationally. Our customers span many industries, including manufacturing, health care, hospitality and wholesale/retail.
     RTW, Inc. is traded on the Nasdaq National Market under the symbol RTWI. For more information on RTW, Inc., please visit www.rtwi.com.
     Safe Harbor Statement: Some of the statements made in this News Release, as well as statements made by us in periodic press releases and oral statements made by us to analysts and shareholders in the course of presentations about the Company, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The following important factors, among others, have affected and in the future could affect our actual results and could cause our actual financial performance to differ materially from that expressed in any forward-looking statement: (i) ACIC’s ability to retain renewing policies and write new business with a B+ (Very Good, Secure) rating from A.M. Best; (ii) BCIC’s ability to underwrite business without a rating from A.M. Best; (iii) our ability to continue to extend our workers’ compensation and disability management services to self-insured employers and other alternative markets and to operate profitably in providing these services; (iv) our ability to maintain or increase rates on insured products in the markets in which we remain or alternatively non-renew or turn away improperly priced business; (v) the ability of our reinsurers to honor their obligations to us; (vi) our ability to accurately predict claim development; (vii) our ability to provide our ID15 and the RTW Solution proprietary products and services to customers successfully; (viii) our ability to manage both our existing claims and new claims in an effective manner; (ix) our experience with claims frequency and severity; (x) medical inflation; (xi) competition and the regulatory environment in which we operate; (xii) general economic and business conditions; (xiii) our ability to obtain and retain reinsurance at a reasonable cost; (xiv) changes in workers’ compensation regulation by states, including changes in mandated benefits or insurance company regulation; (xv) interest rate changes; and (xvi) other factors as noted in our other filings with the Securities and Exchange Commission. This discussion of uncertainties is by no means exhaustive but is designed to highlight important factors that may affect our future performance.

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